Exhibit 28(j)(ii)

CONSENT OF WILLKIE FARR & GALLAGHER LLP

We hereby consent to the reference to our Firm in the Statement of Additional Information of Seasons Series Trust under the heading “Independent Registered Public Accounting Firm and Legal Counsel,” included as part of Post-Effective Amendment No. 44 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-08653, 811-07725).

/s/ Willkie Farr & Gallagher LLP
New York, New York

New York, New York

July 19, 2016